Exhibit 5

Livent Corporation

2929 Walnut Street

Philadelphia, PA 19104

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as Vice President, General Counsel and Secretary for Livent Corporation, a Delaware corporation (the “Company”), in connection with the Form S-8 Registration Statement (the “Registration Statement”) relating to the registration of 4,290,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued pursuant to the terms and in the manner set forth in the Livent Corporation Incentive Compensation and Stock Plan (the “Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the “Commission”) under the Act; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-Laws of the Company, as currently in effect; (iv) the Plan; and (v) resolutions of the Board of Directors of the Company relating to, among other things, the reservation for issuance of the Shares of Common Stock under the Plan and the filing of the Registration Statement. I have also examined such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, I am of the opinion that the Shares of Common Stock, when issued pursuant to the terms and in the manner set forth in the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not concede that I am an expert within the meaning of the Act or the rules and regulations thereunder.

Sincerely,

/s/ Sara Ponessa

Sara Ponessa

Vice President, General Counsel and Secretary

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